EXHIBIT 99.3
------------

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                  The following unaudited pro forma consolidated financial statements consist of an unaudited pro forma consolidated balance sheet as of September 30, 1998, and unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and for the nine-month periods ended September 30, 1998 and 1997. The pro forma statements combine the historical financial statements of Borg-Warner Automotive, Inc. ("Borg-Warner Automotive") and Kuhlman Corporation ("Kuhlman") as of and for the periods indicated. The pro forma financial statements also reflect the following:

          o The merger will be accounted for as a purchase. Borg-Warner Automotive funded the transaction by issuing 3,286,596 shares of Borg-Warner Automotive common stock and borrowing approximately $533 million in cash. Subject to the provisions of the Agreement and Plan of Merger among Borg-Warner Automotive, BWA Merger Corp., and Kuhlman, dated as of December 17, 1998, each outstanding share of Kuhlman common stock was converted into the right to receive
              (1) $39.00 in cash, without interest, or (2) $39.00 worth of shares of Borg-Warner Automotive common stock.

          o Borg-Warner Automotive refinanced Kuhlman's existing indebtedness which was $98.4 million as of September 30, 1998 and $151 million at the closing of the merger. In addition Borg-Warner Automotive had planned to incur additional indebtedness for the settlement of stock options and certain long-term incentive programs and severance programs, which were estimated to be approximately $45 million, net of tax benefits. Substantially all of such payments were made prior to closing, excluding the tax benefit, and are included in the ending debt balance.

          o Borg-Warner Automotive and Kuhlman will pay anticipated investment banking, legal, accounting and regulatory fees and costs related to the merger estimated to be $12 million.

                  Borg-Warner Automotive has not completed the analyses necessary to determine the allocation of purchase price based on the fair values of assets and liabilities acquired and, therefore, the excess of purchase price over net assets acquired, except for the amount allocated to the electrical products businesses as discussed below, is reflected as goodwill in these pro forma financial statements.

                  Borg-Warner Automotive intends to sell Kuhlman's electrical products businesses. In the pro forma balance sheet, Borg-Warner Automotive's net investment in the electrical products businesses is reflected as an asset held for sale in current assets. The investment includes a portion of the goodwill related to the merger. The amount of goodwill was allocated based on the relative historical performance of the electrical products businesses compared with the total Kuhlman business. While the result is not certain, Borg-Warner Automotive believes that the net investment in the electrical products businesses is not greater than the amounts that


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

Borg-Warner Automotive will receive upon sale of the businesses. Proceeds from the sale will be used to repay merger indebtedness.

                  The pro forma consolidated financial statements should be read in conjunction with the Borg-Warner Automotive and Kuhlman historical consolidated financial statements and notes thereto. The pro forma consolidated statements are presented for informational purposes only and do not purport to be indicative of what the actual results would have been had the merger occurred as described above for the periods presented. The pro forma consolidated statements of operations should not be considered indicative of the results of future operations of the merged companies.

                  The pro forma consolidated balance sheet was prepared assuming the merger occurred on September 30, 1998, and the pro forma consolidated statements of operations were prepared assuming that the merger took place on January 1, 1998 and 1997, respectively. In addition to an accrual for merger-related costs noted above, the pro forma consolidated statements include the following:

o the effects of amortization of the goodwill related to the merger (which is being amortized over a 40-year life),

o interest expense on borrowings incurred to finance the merger, but excluding the portion of the interest expense allocated to the electrical products businesses,

o the elimination of expenses related to Kuhlman's corporate headquarters which will be closed,

o exclusion of revenues, costs and expenses for the electrical products businesses, and

o   tax effects of all the preceding adjustments.






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

                                          BORG-WARNER AUTOMOTIVE
                              UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                           SEPTEMBER 30, 1998
                                          (DOLLARS IN MILLIONS)

                                                                                                      Less:
                                                                                                     Electrical      Pro Forma
                                                    Borg-Warner                    Pro Forma          Products      Borg-Warner
                                                     Automotive      Kuhlman      Adjustments       Businesses (1)   Automotive
                                                   ------------------------------------------------------------------------------

ASSETS
Cash.............................................    $       4.5     $    4.9                        $   0.2        $      9.2
Short-term securities............................            7.2                                                           7.2
Receivables......................................          192.0        120.3                           48.2             264.1
Inventories......................................          130.8         76.7                           35.8             171.7
Deferred income tax asset........................            8.5         13.0                            5.6              15.9
Prepayments and other current assets.............           25.5          5.4                            2.7              28.2
Investment in electrical products businesses                                      $  250.0  (1)                          250.0
                                                   ------------------------------------------------------------------------------
     Total current assets........................          368.5        220.3        250.0              92.5             746.3

Property, plant and equipment at cost............        1,004.8        240.1                           72.8           1,172.1
Less accumulated depreciation....................         (400.9)      (118.5)                         (34.2)           (485.2)
                                                   ------------------------------------------------------------------------------
     Net property, plant and equipment...........          603.9        121.6                           38.6             686.9

Investments and advances.........................          122.6                                                         122.6
Goodwill.........................................          527.7        120.9        511.9  (2)        176.3             984.2
Deferred income tax asset........................           18.7                                                          18.7
Other noncurrent assets..........................          118.1         12.5                            4.5             126.1
                                                   ------------------------------------------------------------------------------
                                                     $   1,759.5     $  475.3     $  761.9           $  311.9       $  2,684.8
                                                   ==============================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable....................................    $      46.2     $    1.0                        $   0.5        $     46.7
Accounts payable and accrued expenses............          266.6        133.6     $   57.0  (2)         50.5             406.7
Income taxes payable.............................           33.4          9.3                            1.9              40.8
                                                   ------------------------------------------------------------------------------
     Total current liabilities...................          346.2        143.9         57.0              52.9             494.2

Long-term debt...................................          305.5         97.4        508.6  (2)          3.3             908.2
Long-term liabilities:
     Retirement-related liabilities..............          313.2         20.0                            2.2             331.0
     Other long-term liabilities.................           65.3         10.3                            3.5              72.1
Common stock.....................................            0.2         16.9        (16.9) (2)                            0.2
Other stockholders' equity.......................          729.1        186.8        213.2  (2)        250.0             879.1
                                                   ------------------------------------------------------------------------------
     Total stockholders' equity..................          729.3        203.7        196.3             250.0             879.3
                                                   ------------------------------------------------------------------------------
                                                     $   1,759.5     $  475.3      $ 761.9           $ 311.9        $  2,684.8
                                                   ==============================================================================

                 See accompanying notes to unaudited pro forma consolidated financial statements.


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

                                         BORG-WARNER AUTOMOTIVE
                        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   FOR THE YEAR ENDED DECEMBER 31, 1997
                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                                          Less:         Pro Forma
                                                                                                       Electrical      Borg-Warner
                                                            Borg-Warner                 Pro Forma      Products         Automotive
                                                            Automotive     Kuhlman     Adjustments    Businesses (1)
                                                            ------------------------------------------------------------------------
Net sales...............................................      $ 1,767.0    $  643.4                    $   303.5         $ 2,106.9
Cost of sales...........................................        1,375.4       481.4                        235.4           1,621.4
Depreciation............................................           70.4        16.9                          5.9              81.4
Selling, general and administrative expenses............          132.0        85.3    $  (12.4) (3)        38.4             166.5
Minority interest in earnings...........................            3.2                                                        3.2
Goodwill amortization...................................           16.7         3.0        12.8  (2)         4.8              27.7
Equity in affiliate earnings and other income...........          (13.2)        1.0                          0.3             (12.5)
                                                           -------------------------------------------------------------------------
     Earnings before interest, finance
       charges, and income taxes........................          182.5        55.8        (0.4)            18.7             219.2
Interest expense and finance charges....................           24.6         9.3        33.6  (2)        14.9              52.6
                                                           -------------------------------------------------------------------------
     Earnings before income taxes.......................          157.9        46.5       (34.0)             3.8             166.6
Provision for income taxes..............................           54.7        18.6        (7.9) (4)         3.8              61.6
                                                           -------------------------------------------------------------------------
     Net earnings ......................................       $  103.2    $   27.9    $  (26.1)       $     0.0          $  105.0
                                                           =========================================================================

Net earnings per share
     Basic..............................................      $   4.35   $   1.84                                         $ 3.89
                                                           ===========================                              ================
     Diluted............................................      $   4.31   $   1.75                                         $ 3.86
                                                           ===========================                              ================

Average shares outstanding (thousands)
     Basic..............................................          23,683 15,160           2,287                           26,970
                                                           =====================================                    ================
     Diluted............................................          23,934 15,929           3,287                           27,221
                                                           =====================================                    ================

                 See accompanying notes to unaudited pro forma consolidated financial statements.

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

                                         BORG-WARNER AUTOMOTIVE
                        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                              (DOLLARS IN MILLIONS, EXPECT PER SHARE DATA)
                                                                                                       Less:
                                                                                                    Electrical       Pro Forma
                                                       Borg-Warner                 Pro Forma         Products       Borg-Warner
                                                        Automotive     Kuhlman    Adjustments       Businesses (1)   Automotive
                                                      -----------------------------------------------------------------------------

Net sales..........................................        $1,347.6     $571.1                           $228.1        $1,690.6
Cost of sales......................................         1,058.6      426.1                            169.7         1,315.0
Depreciation.......................................            57.5       16.5                              4.8            69.2
Selling, general and administrative expenses.......           112.7       72.9       $(13.0)          (3)  30.5           142.1
Minority interest in earnings......................             2.4                                                         2.4
Goodwill amortization..............................            12.7        2.7          9.6           (2)   3.6            21.4
Equity in affiliate earnings and other income......            (8.9)       0.4                                             (8.5)
                                                      -----------------------------------------------------------------------------
     Earnings before interest, finance
       charges, and income taxes...................           112.6       52.5          3.4                19.5           149.0
Interest expense and finance charges...............            20.6        5.8         24.6           (2)  11.1            39.9
                                                      -----------------------------------------------------------------------------
     Earnings before income taxes..................            92.0       46.7        (21.2)                8.4           109.1
Provision for income taxes.........................            29.1       18.1         (3.7)          (4)   5.4            38.1
                                                      -----------------------------------------------------------------------------
     Net earnings .................................           $62.9      $28.6       $(17.5)               $3.0           $71.0
                                                      =============================================================================

Net earnings per share
     Basic.........................................          $2.68       $1.71                                          $2.65
                                                      ===========================                                 =================
     Diluted.......................................          $2.65       $1.64                                          $2.63
                                                      ===========================                                 =================
Average shares outstanding (thousands)
     Basic.........................................        23,509      16,704       3,287                              26,796
                                                      =========================================                   =================
     Diluted.......................................        23,690      17,430       3,287                              26,977
                                                      =========================================                   =================


                 See accompanying notes to unaudited pro forma consolidated financial statements.



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

                                        BORG-WARNER AUTOMOTIVE
                        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                                                                                                 Less:
                                                                                                           Electrical      Pro Forma
                                                             Borg-Warner               Pro Forma            Products     Borg-Warner
                                                             Automotive     Kuhlman    Adjustments        Businesses (1)  Automotive
                                                            ------------------------------------------------------------------------
Net sales.................................................    $1,300.0     $  468.7                      $   225.9      $   1,542.8
Cost of sales.............................................     1,016.3        350.9                          176.6          1,190.6
Depreciation..............................................        51.5         12.7                            4.5             59.7
Selling, general and administrative expenses..............        95.5         62.5       $ (8.6)  (3)        28.7            120.7
Minority interest in earnings.............................         1.8                                                          1.8
Goodwill amortization.....................................        12.4          2.1          9.6   (2)         3.7             20.4
Equity in affiliate earnings and other income.............      (11.7)          0.7                            0.2           (11.2)
                                                            ------------------------------------------------------------------------
     Earnings before interest, finance charges, and
 .....income taxes.........................................       134.2         39.8         (1.0)             12.2            160.8
Interest expense and finance charges......................        19.0          7.3         24.9   (2)        11.2             40.0
                                                            ------------------------------------------------------------------------
     Earnings before income taxes.........................       115.2         32.5        (25.9)              1.0            120.8
Provision for income taxes................................        39.2         13.1         (6.1)  (4)         2.1             44.1
                                                            ------------------------------------------------------------------------
     Net earnings ........................................    $   76.0     $   19.4       $(19.8)        $    (1.1)          $ 76.7
                                                            ========================================================================

Net earnings per share
     Basic................................................      $ 3.21        $ 1.32                                         $ 2.84
                                                            =========================                                  =============
     Diluted..............................................      $ 3.17        $ 1.25                                         $ 2.82
                                                            =========================                                  =============
Average shares outstanding (thousands)
     Basic................................................      23,692       14,698        3,287                             26,979
                                                            =======================================                    =============
     Diluted..............................................      23,907       15,464        3,287                             27,194
                                                            =======================================                    =============

                           See accompanying notes to unaudited pro forma consolidated financial statements.


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

                             BORG-WARNER AUTOMOTIVE
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
 YEAR ENDED DECEMBER 31, 1997 AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

(1) The electrical products businesses include two businesses of Kuhlman, one of which manufactures transformers and the other of which manufactures wire and cable. Borg-Warner Automotive plans to sell the electrical products businesses after the merger. The pro forma consolidated balance sheet reflects the electrical products businesses at net carrying value. This carrying value of $250 million includes $121 million of the excess purchase price of the merger. Revenues, costs and expenses of the electrical products businesses have been deducted from the pro forma Borg-Warner Automotive column of the pro forma consolidated financial statements. For purposes of the unaudited pro forma consolidated statements of operations, a portion of interest expense and amortization of goodwill relating to the merger has been allocated to the electrical products businesses, and accordingly has been deducted in arriving at the pro forma consolidated statement of operations data. The goodwill amortization was based upon the goodwill allocated to such businesses. Interest expense was allocated assuming the businesses were responsible for the interest on $250 million in acquisition indebtedness. The following chart shows the amounts of goodwill amortization and interest expense allocated to the electrical products businesses for each of the periods presented.


                                                         Goodwill      Interest
                                                      Amortization      Expense
                                                    ---------------  -----------
         Year ended December 31, 1997..............       $3.0          $14.9
         Nine months ended
              September 30, 1998...................        2.3           11.1
              September 30, 1997...................        2.3           11.1


(2) The estimated purchase price for purposes of the calculation of goodwill is as follows:

         Purchase of Kuhlman common stock.........................    $ 658.6
         Payment for options, long-term incentives et al. ........       45.0
         Fees and expenses related to the merger..................       12.0
                                                                     --------
         Subtotal                                                        57.0
                                                                     --------
              Total purchase price................................      715.6
              Net book value of Kuhlman...........................      203.7
                                                                     --------
         Excess purchase price....................................      511.9
         Excess purchase price allocated to electrical
           products businesses....................................      120.9
                                                                     --------
         Goodwill.................................................   $  391.0

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

         The pro forma consolidated financial statements reflect issuance of 3,286,596 shares of Borg-Warner Automotive common stock issued in the merger, corresponding to an average Borg-Warner Automotive common stock price of $45.59.

         Interest expense on acquisition borrowings has been calculated at rates in effect for the periods presented in the pro forma consolidated statements of operations. These rates were 6.8% for the year ended December 31, 1997, 6.4% for the nine months ended September 30, 1998 and 6.8% for the nine months ended September 30, 1997.

(3) The adjustment to eliminate the Kuhlman corporate headquarters expense reflects the cost of operating Kuhlman's executive and administrative offices in Savannah, Georgia, which will be closed upon completion of the merger. A one-time charge to close the headquarters office is included in the aggregate purchase price.

(4) The tax effect adjustment accounts for the tax effects of the various other adjustments, using a domestic marginal rate, where applicable. Amortization of goodwill arising from the merger is not deductible for U.S. income tax purposes.



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